UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

INDUSTRIAL PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55376	61-1577639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of Principal Executive Offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Industrial Property Trust Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2020, Industrial Property Trust, a Maryland real estate investment trust (the “Company”), entered into a Third Amended and Restated Agreement of Limited Partnership of Industrial Property Operating Partnership LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership,” and such agreement, the “Third A&R Partnership Agreement”), between the Company, in its capacity as general partner and limited partner of the Operating Partnership, and IPT Advisor LLC (the “Special Limited Partner”), an affiliate of the Company’s sponsor, Industrial Property Advisors Group LLC (the “Sponsor”), in its capacity as special limited partner of the Operating Partnership. The Third A&R Partnership Agreement amended and restated the Operating Partnership’s limited partnership agreement to provide for the issuance of a preferred equity capital interest to the Special Limited Partner in connection with certain restructuring transactions entered into between the Company and the Sponsor and to revise the priority of distributions by the Operating Partnership to reflect the terms of such preferred equity capital interest, as described in additional detail below, as well as to reflect certain changes to the tax law. The Third A&R Partnership Agreement also incorporates previously adopted amendments to the Operating Partnership’s Second Amended and Restated Limited Partnership Agreement pursuant to (i) that certain Side Agreement Concerning Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of August 20, 2019, by and between the Company and the Sponsor, as described in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2019, and (ii) that certain Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of October 7, 2019, by and among the Company, the Operating Partnership and the Sponsor, as described in a Current Report on Form 8-K filed by the Company with the SEC on October 8, 2019, in each case, other than those changes that are no longer applicable as a result of the closing of the Asset Sale (as defined below).

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on October 8, 2019, in connection with the sale of substantially all of the Company’s assets to affiliates of Prologis, L.P. (“Prologis”) pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of August 20, 2019, by and among the Company, Prologis and Rockies Acquisition LLC (the “Asset Sale”), on October 7, 2019, the Company, the Operating Partnership, the Sponsor, Industrial Property Advisors LLC, the Company's prior external advisor (the “Prior Advisor”), and Academy Partners Ltd. Liability Company, an affiliate of the Sponsor (“Academy Partners”), entered into a Master Reorganization and Transaction Agreement (the “Master Reorganization Agreement”) to restructure the Sponsor’s interests in the Company.

In accordance with the Master Reorganization Agreement, prior to the closing of the Asset Sale, the Sponsor accepted an assignment of all rights to the trademark and all related rights and goodwill, world-wide, to the mark “Industrial Property Trust” (collectively, the “IPT Intellectual Property”) from the current holder thereof, an affiliate of the Sponsor, and an assignment from the Prior Advisor of all of its rights under that certain Amended and Restated Advisory Agreement (2019), dated as of June 12, 2019 (the “Advisory Agreement”), and the Sponsor assumed the obligations of the Prior Advisor under the Advisory Agreement.

Following such assignment and assumption and prior to the closing of the Asset Sale, the Sponsor capitalized the Special Limited Partner by contributing to it (i) the IPT Intellectual Property, (ii) the Advisory Agreement, and (iii) the Sponsor’s special partnership units in the Operating Partnership. As a result of such contributions, the Special Limited Partner became the new external advisor of the Company and the new special limited partner in the Operating Partnership.

As contemplated by the Master Reorganization Agreement, on February 3, 2020, the Special Limited Partner made an in-kind contribution to the Operating Partnership in the form of an assignment of the IPT Intellectual Property, which IPT Intellectual Property the Company previously licensed from an affiliate of the Sponsor under a terminable non-exclusive license. In exchange for such in-kind contribution of the IPT Intellectual Property, pursuant to the Third A&R Partnership Agreement, the Operating Partnership issued to the Special Limited Partner a preferred equity capital interest in the Operating Partnership having a preference on distributions from the Operating Partnership equal to $10.0 million (the “Preference”), which amount was determined by reference to the appraised fair market value of the IPT Intellectual Property.

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The Third A&R Partnership Agreement also amended the Operating Partnership’s limited partnership agreement to provide that distributions by the Operating Partnership made from proceeds received by the Operating Partnership from dispositions of the interests in Build-To-Core Industrial Partnership I LP and Build-To-Core Industrial Partnership II LP (together, the "BTC Portfolio") and any other assets of the Company in the future will be made, after any distribution necessary to maintain its REIT status, (i) first, 100% to pay the Preference, and (ii) then, 65% to the Company, and 35% to the Special Limited Partner.

The foregoing description of the Third A&R Partnership Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Third A&R Partnership Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 5.03 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2019 annual meeting of stockholders of the Company held on December 11, 2019, the Company received stockholder approval to convert the Company, as a legal entity, from a Maryland corporation to a Maryland real estate investment trust (the “Conversion”), as contemplated by the Plan of Conversion of Industrial Property Trust Inc., which was filed as Annex C-2 to the Company’s definitive proxy statement filed with the SEC on October 21, 2019 (the “Definitive Proxy Statement”) and is incorporated herein by reference. The Plan of Conversion further provides that the Company will implement the plan of liquidation for U.S. federal income tax purposes adopted by the board of directors of the Company and then dissolve without further vote by the Company’s shareholders.

On February 3, 2020, the Company implemented the Conversion by filing Articles of Conversion with the Maryland State Department of Assessments and Taxation, a copy of which was filed as Annex C-3 to the Company’s Definitive Proxy Statement and is incorporated herein by reference. Upon the Conversion, the Company changed its name from Industrial Property Trust Inc. to Industrial Property Trust. Also on February 3, 2020, pursuant to the Plan of Conversion, the Declaration of Trust of the Company (the “Declaration of Trust”) was executed by the Company’s board of trustees (the “Board”) and filed with the Maryland State Department of Assessments and Taxation. The Declaration of Trust is substantively identical to the Company’s charter prior to the Conversion, other than revisions necessary to reflect the Company’s new entity form as a Maryland real estate investment trust and to delete references to Class T common stock of the Company and other immaterial drafting changes. The principal substantive differences between the Declaration of Trust and the Company’s charter prior to the Conversion are (i) that the Declaration of Trust permits sales of all or substantially all of the assets of the Company following adoption of a plan of liquidation by the board of directors of the Company, which was adopted on January 7, 2020; and (ii) the Declaration of Trust does not require separate shareholder approval for dissolution because the Plan of Conversion includes a provision for voluntary dissolution following disposition of the assets of the Company. In addition, the Declaration of Trust only provides for shares of Class A beneficial interest in the Company (and not shares of Class T beneficial interest in the Company) because each share of Class T common stock in the Company converted to one share of Class A common stock of the Company on January 31, 2020 as a result of the payment of the remaining distribution fees owed to broker-dealers for each share of Class T common stock of the Company. The Declaration of Trust also provides that holders of the Company's shares of beneficial interest are only entitled to vote on the election and removal of trustees, amendments to the Declaration of Trust, mergers, consolidations and such other matters as the Board determines to submit for shareholder approval. An additional summary of the changes made by the Declaration of Trust can be found in the Company’s Definitive Proxy Statement.

Also effective on February 3, 2020, in connection with the Conversion, the Company adopted the Fourth Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws contain substantially the same terms as the Company’s prior bylaws, except for changes to reflect the Company's new form of organization as a Maryland real estate investment trust.

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The foregoing descriptions of the Declaration of Trust and the Amended Bylaws, as set forth in this Item 5.03, are a summary only and are qualified in all respects by the provisions of the Declaration of Trust and the Amended Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events

As a result of the Conversion, the Company is a successor registrant to Industrial Property Trust Inc. pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Declaration of Trust of Industrial Property Trust, dated February 3, 2020.
3.2	Fourth Amended and Restated Bylaws of Industrial Property Trust.
10.1	Third Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP, dated as of February 3, 2020, among Industrial Property Trust, as general partner and as limited partner, and IPT Advisor LLC, as special limited partner.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2020	INDUSTRIAL PROPERTY TRUST

	BY:	/s/ Thomas G. McGonagle
Thomas G. McGonagle
Managing Director, Chief Financial Officer

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